UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2008

E*TRADE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th St, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 521 4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), has entered into Exchange Agreements with certain existing holders of its outstanding debt securities (the “Holders”), pursuant to which the Company issued shares of its common stock, par value $0.01 per share (the “Common Stock”), in consideration of and in exchange for the Company’s debt securities held by such Holders (the “Exchanged Notes”). Between March 12, 2008 and May 1, 2008, the Company issued shares of Common Stock in exchange of Exchanged Notes as set forth in the table below. All shares of the Common Stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 3(a)(9) thereunder. No commission or remuneration was paid or given, directly or indirectly, for soliciting these transactions.

Type of Exchanged Note	Aggregate Principal Amount of Exchanged Notes	Number of Shares Issued to Holders
7 3/8% Senior Notes due September 2013	$50,000,000	9,749,249
Totals:	$50,000,000	9,749,249

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Russell Elmer
Name:	Russell Elmer
Title:	General Counsel

Dated: May 6, 2008

Exhibit Index

Exhibit No.	Description
10.1	Form of Exchange Agreement